Exhibit 99.1

Contacts:
(Analysts) Kevin Kalicak	(407) 245-5870
(Media) Rich Jeffers	(407) 245-4189
DARDEN RESTAURANTS REPORTS FISCAL 2017 FOURTH QUARTER AND FULL YEAR RESULTS;
FOURTH QUARTER SAME-RESTUARANT SALES GROWTH OF 3.3%;
AND INCREASES QUARTERLY DIVIDEND 12.5%

ORLANDO (June 27, 2017) - Darden Restaurants, Inc., (NYSE:DRI) today reported its financial results for the fourth quarter and fiscal year ended May 28, 2017.

Fourth Quarter 2017 Financial Highlights Versus Same Fiscal Quarter Last Year

•	Total sales from continuing operations increased 8.1% to $1.93 billion

•	Reported diluted net earnings per share from continuing operations decreased 10.0% to $0.99 and were negatively impacted by $0.19 due to:

◦	A non-cash accounting charge of approximately $0.10 related to the early settlement of a portion of our pension plan commitments

◦	Approximately $0.09 of transaction and integration expenses related to the April 24, 2017 acquisition of Cheddar's Scratch Kitchen

•	Adjusted diluted net earnings per share from continuing operations increased 7.3% to $1.18*

•	The Company repurchased approximately $15 million of its outstanding common stock

•	Same-restaurant sales increased 3.3% for the quarter, excluding Cheddar's Scratch Kitchen

+4.4% for Olive Garden	+0.5% for The Capital Grille	+0.1% for Yard House
+3.5% for LongHorn Steakhouse	+3.3% for Eddie V’s	-1.3% for Seasons 52
+1.4% for Bahama Breeze
* See the "Non-GAAP Information" below for more details

“Our strong fourth quarter results wrapped up a solid year of performance,” said CEO Gene Lee.  “We continue to improve execution in our restaurants by relentlessly focusing on food, service and atmosphere. Our strategy is helping to build guest loyalty, drive improved financial results and grow shareholder value."

Fiscal 2017 Financial Highlights Versus Fiscal 2016

•	Total sales from continuing operations increased 3.4% to $7.17 billion

•	Reported diluted net earnings per share from continuing operations increased 37.8% to $3.83

•	Adjusted diluted net earnings per share from continuing operations increased 13.9% to $4.02*

•	The Company repurchased approximately $230 million of its outstanding common stock

•	Same-restaurant sales increased 1.8% for the year, excluding Cheddar's Scratch Kitchen

+2.6% for Olive Garden	+0.4% for The Capital Grille	-0.2% for Yard House
+1.2% for LongHorn Steakhouse	+1.5% for Eddie V’s	0.0% for Seasons 52
+2.2% for Bahama Breeze
* See the "Non-GAAP Information" below for more details

Segment Performance Versus Same Fiscal Period Last Year
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Fourth quarter segment profit is comparable on a year-over-year basis, while fiscal 2017 segment profit includes the first and second quarter impact of additional rent and other tax expense related to the completion of our real estate strategy, primarily impacting Olive Garden and LongHorn Steakhouse.

	Q4 Sales			Q4 Segment Profit
($ in millions)	2017	2016	% Change	2017	2016	% Change
Consolidated Darden	$1,934.6	$1,790.2	8.1%
Olive Garden	$1,027.3	$981.8	4.6%	$204.3	$189.9	7.6%
LongHorn Steakhouse	$436.6	$413.2	5.7%	$83.4	$78.4	6.4%
Fine Dining	$139.1	$131.6	5.7%	$28.4	$26.4	7.6%
Other Business	$331.6	$263.6	25.8%	$57.8	$49.8	16.1%

	Annual Sales			Annual Segment Profit			Real Estate Impact*
($ in millions)	2017	2016	% Change	2017	2016	% Change
Consolidated Darden	$7,170.2	$6,933.5	3.4%
Olive Garden	$3,938.6	$3,838.6	2.6%	$761.8	$759.2	0.3%	$(37.8)
LongHorn Steakhouse	$1,622.2	$1,587.7	2.2%	$280.9	$275.3	2.0%	$(10.2)
Fine Dining	$535.6	$514.1	4.2%	$105.0	$100.5	4.5%	$(0.2)
Other Business	$1,073.8	$993.1	8.1%	$182.0	$168.1	8.3%	$(2.7)
*Represents the incremental impact to segment profit of the fiscal 2016 real estate transactions, primarily rent expense.

U.S. Same-Restaurant Sales Results - Fiscal Calendar Basis

Olive Garden	March	April	May	Q4	FY2017
Same-Restaurant Sales	4.9%	3.8%	4.4%	4.4%	2.6%
Same-Restaurant Traffic	2.6%	1.7%	1.7%	2.0%	0.2%
Pricing	1.7%	1.7%	1.7%	1.7%	1.6%
Menu-mix	0.6%	0.4%	1.0%	0.7%	0.8%

LongHorn Steakhouse	March	April	May	Q4	FY2017
Same-Restaurant Sales	3.8%	1.8%	4.6%	3.5%	1.2%
Same-Restaurant Traffic	2.8%	0.5%	2.8%	2.1%	(0.4)%
Pricing	1.3%	1.3%	1.3%	1.3%	1.6%
Menu-mix	(0.3)%	0.0%	0.5%	0.1%	0.0%

Quarterly Dividend Increase
On June 26, 2017, the Board of Directors increased the quarterly dividend 12.5% to $0.63 per common share. The quarterly dividend is payable on August 1, 2017 to shareholders of record on July 10, 2017.

Share Repurchase Program
During the quarter, the Company repurchased approximately 0.2 million shares of its common stock for a total cost of approximately $15 million. This leaves approximately $470 million remaining under the current $500 million repurchase authorization.

Fiscal 2018 Financial Outlook

•	Same-restaurant sales growth of 1.0% to 2.0%

•	New restaurant openings of 35 to 40 restaurants

•	Total sales growth of 11.5% to 13.0%

•	Total capital spending of $400 to $450 million

•	Total inflation of approximately 2.0%

•	Adjusted diluted net earnings per share from continuing operations of $4.38 to $4.50, excluding approximately $0.06 to $0.08 of Cheddar's integration related expenses*

•	Approximately 127 million diluted average common shares outstanding for the year

* See the "Non-GAAP Information" below for more details

Annual Meeting of Shareholders
The Company’s Annual Meeting of Shareholders will be held on September 21, 2017 in Orlando, FL. The record date for shareholders to vote in the Annual Meeting is July 25, 2017.

Investor Conference Call
The Company will host a conference call and slide presentation on Tuesday, June 27 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/21365 at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-800-369-1837 and enter passcode 5049489. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar's Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's. Our people equal our success, and we are proud to employ more than 175,000 team members in nearly 1,700 restaurants. Together, we create memorable experiences for 380 million guests each year in communities across North America. For more information, please visit www.darden.com.

Information about Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include the ability to successfully integrate Cheddar's Scratch Kitchen operations into our business, technology failures including failure to maintain a secure cyber network, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business, labor and insurance costs, failure to execute a business continuity plan following a disaster, health concerns including food-related pandemics or virus outbreaks, intense competition, failure to drive profitable sales growth, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, failure of our internal controls over financial reporting, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted diluted net earnings per share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

Fiscal Q4 Reported to Adjusted Earnings Reconciliation
	Q4 2017				Q4 2016
$'s in millions, except EPS	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$158.7	$33.3	$125.4	$0.99	$175.4	$35.0	$140.4	$1.10
% Change vs Prior Year				(10.0)%
Adjustments:
Pension settlement charge	19.9	7.6	12.3	0.10	—	—	—	—
Cheddar's acquisition and integration expenses	15.5	4.4	11.1	0.09	—	—	—	—
Real estate plan implementation	—	—	—	—	2.0	1.8	0.2	—
Adjusted Earnings from Continuing Operations	$194.1	$45.3	$148.8	$1.18	$177.4	$36.8	$140.6	$1.10
% Change vs Prior Year				7.3%

Annual Reported to Adjusted Earnings Reconciliation
	2017				2016
$'s in millions, except EPS	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$637.3	$154.8	$482.5	$3.83	$449.7	$90.0	$359.7	$2.78
% Change vs Prior Year				37.8%
Adjustments:
Pension settlement charge	19.9	7.6	12.3	0.10	—	—	—	—
Cheddar's acquisition and integration expenses*	16.3	4.8	11.5	0.09	—	—	—	—
Debt retirement costs	—	—	—	—	106.9	40.9	66.0	0.51
Real estate plan implementation	—	—	—	—	48.0	14.9	33.1	0.26
Strategic action plan and other costs	—	—	—	—	—	3.0	(3.0)	(0.02)
Adjusted Earnings from Continuing Operations	$673.5	$167.2	$506.3	$4.02	$604.6	$148.8	$455.8	$3.53
% Change vs Prior Year				13.9%
*Includes immaterial amounts incurred but not adjusted in Q3.

Reconciliation of Fiscal 2018 Reported to Adjusted Earnings Outlook
	2018
Reported diluted net earnings per share from continuing operations	$4.30	to	$4.44
Cheddar's integration related expenses	0.13		0.10
Income tax expense	(0.05)		(0.04)
Adjusted diluted net earnings per share from continuing operations	$4.38	to	$4.50

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	5/28/17	5/29/16
Olive Garden[1]	846	843
LongHorn Steakhouse	490	481
Cheddar's Scratch Kitchen	140	—
Yard House	67	65
The Capital Grille	56	54
Bahama Breeze	37	37
Seasons 52	41	40
Eddie V's	18	16
Darden Continuing Operations	1,695	1,536
[1]Includes six locations in Canada for all periods presented.

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	5/28/2017	5/29/2016	5/28/2017	5/29/2016
Sales	$1,934.6	$1,790.2	$7,170.2	$6,933.5
Costs and expenses:
Food and beverage	557.5	517.0	2,070.3	2,039.7
Restaurant labor	603.1	556.9	2,265.3	2,189.2
Restaurant expenses	335.8	308.4	1,265.2	1,163.5
Marketing expenses	64.3	63.4	239.7	238.0
General and administrative expenses	133.3	90.7	387.7	384.9
Depreciation and amortization	70.4	66.8	272.9	290.2
Impairments and disposal of assets, net	—	1.9	(8.4)	5.8
Total operating costs and expenses	$1,764.4	$1,605.1	$6,492.7	$6,311.3
Operating income	170.2	185.1	677.5	622.2
Interest, net	11.5	9.7	40.2	172.5
Earnings before income taxes	158.7	175.4	637.3	449.7
Income taxes	33.3	35.0	154.8	90.0
Earnings from continuing operations	$125.4	$140.4	$482.5	$359.7
Earnings (loss) from discontinued operations, net of tax expense (benefit) of $(2.0), $0.5, $(4.2) and $3.4, respectively	(1.6)	(0.8)	(3.4)	15.3
Net earnings	$123.8	$139.6	$479.1	$375.0
Basic net earnings per share:
Earnings from continuing operations	$1.00	$1.11	$3.88	$2.82
Earnings (loss) from discontinued operations	(0.01)	(0.01)	(0.03)	0.12
Net earnings	$0.99	$1.10	$3.85	$2.94
Diluted net earnings per share:
Earnings from continuing operations	$0.99	$1.10	$3.83	$2.78
Earnings (loss) from discontinued operations	(0.01)	(0.01)	(0.03)	0.12
Net earnings	$0.98	$1.09	$3.80	$2.90
Average number of common shares outstanding:
Basic	125.0	126.4	124.3	127.4
Diluted	126.6	128.2	126.0	129.3

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	5/28/2017	5/29/2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$233.1	$274.8
Receivables, net	75.9	64.0
Inventories	178.9	175.4
Prepaid income taxes	6.2	46.1
Prepaid expenses and other current assets	80.7	76.4
Deferred income taxes	211.8	163.3
Assets held for sale	13.2	20.3
Total current assets	$799.8	$820.3
Land, buildings and equipment, net	2,272.3	2,041.6
Goodwill	1,201.7	872.3
Trademarks	950.2	574.6
Other assets	280.2	273.8
Total assets	$5,504.2	$4,582.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$249.5	$241.9
Accrued payroll	149.1	135.1
Accrued income taxes	1.9	—
Other accrued taxes	54.2	49.1
Unearned revenues	388.6	360.4
Other current liabilities	445.9	400.6
Total current liabilities	$1,289.2	$1,187.1
Long-term debt, less current portion	936.6	440.0
Deferred income taxes	357.5	255.2
Deferred rent	282.8	249.7
Other liabilities	536.4	498.6
Total liabilities	$3,402.5	$2,630.6
Stockholders’ equity:
Common stock and surplus	$1,614.6	$1,502.6
Retained earnings	560.1	547.5
Treasury stock	(7.8)	(7.8)
Accumulated other comprehensive income (loss)	(62.9)	(87.0)
Unearned compensation	(2.3)	(3.3)
Total stockholders’ equity	$2,101.7	$1,952.0
Total liabilities and stockholders’ equity	$5,504.2	$4,582.6

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	5/28/2017	5/29/2016
Cash flows—operating activities
Net earnings	$479.1	$375.0
(Earnings) losses from discontinued operations, net of tax	3.4	(15.3)
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	272.9	290.2
Stock-based compensation expense	40.7	37.3
Change in current assets and liabilities and other, net	122.1	133.2
Net cash provided by operating activities of continuing operations	$918.2	$820.4
Cash flows—investing activities
Purchases of land, buildings and equipment	(293.0)	(228.3)
Proceeds from disposal of land, buildings and equipment	8.3	325.2
Cash used in business acquisitions, net of cash acquired	(764.4)	—
Purchases of capitalized software and changes in other assets, net	(22.5)	(21.5)
Net cash provided by (used in) investing activities of continuing operations	$(1,071.6)	$75.4
Cash flows—financing activities
Proceeds from issuance of common stock	113.1	99.3
Income tax benefits credited to equity	27.2	17.5
Special cash distribution from Four Corners Property Trust	—	315.0
Dividends paid	(279.1)	(268.2)
Repurchases of common stock	(230.2)	(184.8)
ESOP note receivable repayment	0.8	0.6
Repayment of long-term debt	—	(1,096.8)
Proceeds from issuance of long-term debt	500.0	—
Payment of debt issuance costs	(4.4)	—
Principal payments on capital and financing leases	(3.9)	(3.4)
Proceeds from financing lease obligation	5.7	—
Net cash provided by (used in) financing activities of continuing operations	$129.2	$(1,120.8)
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(18.3)	(42.4)
Net cash provided by investing activities of discontinued operations	0.8	6.3
Net cash used in discontinued operations	$(17.5)	$(36.1)

Decrease in cash and cash equivalents	(41.7)	(261.1)
Cash and cash equivalents - beginning of period	274.8	535.9
Cash and cash equivalents - end of period	$233.1	$274.8